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                                  EXHIBIT 23.2





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                         INDEPENDENT AUDITORS' CONSENT



We consent to the use of our report included herein. Our report refers to changes in the method of accounting for the employee stock ownership plan in 1995, certain investments in debt and equity securities in 1994, and income taxes in 1993. We also consent to the reference to our firm under the heading "Experts" in this Registration Statement.


                           /S/ KPMG Peat Marwick LLP

Cincinnati, Ohio
December 8, 1995